MASTER ACQUISITION AGREEMENT

MASTER ACQUISITIONAGREEMENT

THIS MASTER ACQUISITION AGREEMENT (the “Agreement”) is made on 5th June 2012 by and between

SHALA ENERGY shpk

TIRANE TIRANE TIRANE BULEVARDI DESHMORET e KOMBIT,TWIN TOWER II,KATI 11

and

3 POWER ENERGY GROUP Inc.

P.O.Box 50006,Dubai, UAE

MASTER ACQUISITION AGREEMENT

Preamble,

Based on a consensual and mutual trust relations between the parties and the best trade practices, as well as based on the “Cooperation Agreement”, made on December 30th 2011attached in ANNEX 1 of this agreement and the “Extension Notice Term”made on April 5th 2012,attached in ANNEX 2 of this agreement and in conformity with the concessionary contract BOT No. 3722 Rep, No. 488 Kol, dated 02 June 2009, Parties hereby covenant and agree to made this Master Acquisition Agreement on the following terms and conditions:

Article 1
The Project

The Company SHALA ENERGY shpk, has signed a Concession Agreement, BOT form, with Ministry of Economy, Trade and Energy of Republic of Albania for the construction of a hydropowr plant cascade on Shala River,in north part of Albania.

The Concession Agreemet it is approved with the Council of Ministers Decision of Republic of Albania No. 698, dated 11.06.2009 and enetered into force on 24 August 2009(date of publication of the CMD on approval of the Concession Agreement in the Official Gazzete of Albania).

Pursuant to the Albanian legislation and Concession Agreement terms, the Company SHALA ENERGY shpk holds all concession rights for 35 years (including Free Enjoyment) on construction and operation of the hydropower plant cascade on Shala River.

The scheme of utilization of Shala River preview constuction of a hydropower plants cacscade with total instalation capacity for 127,6 MW and average energy production for about 530,350,000 kWh/year.

The Company SHALA ENERGY shpk, pursuant to article 8.2 of the Concession Agreement, has presented the project implementation to the Ministry of Economy, Trade and Energy of Republic of Albania for its approval. The project implementation it is submited for approval within deadline defined in the Concession Agreement.

Article 2
SHALA ENERGY shpk Shareholders Structure

The Company SHALA ENERGY shpk is the Concessionaire Company established under the Albanian legislation and definition in the Article 8.1 of the Concession Agreement. The Company it is established on 18.09.2009 and it is registered at National Registration Center of Albania with Identification Number K 92118003C.

The stucture of shareholders of the Company SHALA ENERGY shpk, is as follow:

1.	INTERENERGO ALBANIA shpk	90% of shares
2.	POTEZA SKUPINA dd	5% of shares
3.	SGP POMGRAD dd	5% of shares

With letter No. 269/1, dated 10.02.2011 of the Ministry of Economy, Trade and Energy of Republic of Albania, that acts in the name of Albanian Government as Contracting Authority, it is approved Share transfer respectively; 5% of POTESA SKUPINA and 5% of SGP POMGRAD to the Company INTERENERGO ALBANIA shpk.

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MASTER ACQUISITION AGREEMENT

Article 3

Subject Matter

The subject of this contract is a commitment of the SHALA ENERGY shpk to transfer to 3 POWER ENERGY GROUP Inc.75% of SHALA ENERGY shpk shares including the titel of the concession that SHALA ENERGY Shpk owns over hydropower plants cascade on Shala River as for the material and technical conditions specified in this Contract.

The Company SHALA ENERGY shpk and 3 POWER ENERGY GROUP Inc.,wish to transfer 75%of Shares of Concessionaire Company SHALA ENERGY shpk to 3 POWER ENERGY GROUP Inc.,and thus the respective percentage of all concession right (including licenses and permits) that SHALA ENERGY shpk holdsthrough the Concession Contract signed with Albanian Government, under condition of the Concession Agreement and conditions specified in this Agreement.

Article 4

Share Transfer

The transfer of the Shares shall be made in compliance with all applicable laws and regulations in force in Republic of Albania.

Mr. Ekrem LUKA, the company administrator with sole signatory power, is properly authorized with a notarized power of attorney (as per Annex 1 attached to this agreement) by the shareholders to transfer the Title of 75% of the company shares (Hereinafter is referred to as “Acquisition Shares and/or The Shares “to 3 Power Energy Group.

The “Acquisition Shares” shall be transferred to the 3 POWER ENERGY GROUP Inc. upon the registration of the transaction in the National Registration Center, and the Shares shall be sold and purchased together with all rights and benefits attached or accruing to them at the moment of registration in the National Registration Center (including the right to receive all dividends, distributions or any return of capital declared, paid or made by the SHALA ENERGY shpk)

Article 5

Termination of the Share Transfer prior to the execution of the payment

This Agreement may be terminated prior to the execution of the full payment:

•	by mutual agreement of the Parties; or

•	by any Party by written notice communicated to the other Party if the Precedent Conditions are not fulfilled or waived; or

•	at any time by the SHALA ENERGY shpk, by written notice communicated to the 3 POWER ENERGY GROUP Inc., if the 3 POWER ENERGY GROUP Inc. is in material breach of any of its obligations under this Agreement; or

•	at any time by the 3 POWER ENERGY GROUP Inc. by written notice communicated to the SHALA ENERGY shpk if the SHALA ENERGY shpk is in material breach of any of its obligations under this Agreement (including a breach of the Warranties); or,

•	eat any time by the 3 POWER ENERGY GROUP Inc. by written notice to the SHALA ENERGY shpk, if the registration of the 3 POWER ENERGY GROUP Inc. as the owner of 75% of Shares of Concessionaire Company at the National Registration Centre has not occurred on pursuant to the terms of this agreement.

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Article 6

Share Transfer Agreement Closing Documentation and Milestones

6.1. Closing Docuemntation :

3 POWER ENERGY GROUP Inc declares that it completed its technical due diligence on the project and is in the process of the legal due diligence completion which is subject to obtaining the documents listed below in article 6.2. and in a form and contents satisfactory to 3 POWER ENERGY GROUP Inc:

6.1.1.	SHALA ENERGY shpk Company undertake to provide immediately and latest 30th June to 3 POWER ENERGY GROUP Inc following documents in form and content satisfactory (hereinafter is referred to as “the Closing Documents”:

(i)	Company audited financials for the years 2010, 2011;

(ii)	Copy of the Company updates commercial registry;

(iii)	Management accounts 1st January – 30th May 2012;

(iv)	Certified copy or an official extract from the Ministry of Economy, Trade and Energy of Republic of Albania for the concession contract;

(v)	Copy from the letter of guarantee (Hereinafter is referred to as “Concession LG” provided by the SHALA ENERGY shpk company to the Ministry of Economy, Trade and Energy of Republic of Albania concerning the concession performance.

(vi)	Certified copy or an updated letter from the Ministry of Economy, Trade and Energy of Republic of Albania accepting the replacement of the “Concession LG” with the insurance bond(hereinafter is referred to as “ Insurance Bond”)attached in Annex 2 of this agreement and provided by EUROSIG Sha, Albanian Insurance Company and Reinsured by American Assurance Underwriters Group, AAUG Insurance Company, LTD, UK.

(vii)	Certified Copies from the “Insurance Bond” contract and related document.

(viii)	All concession Titles and related documents as set in Annex 3 attached to this agreement.

(ix)	Corporate due diligence documents as set in Annex 4 attached to this agreement.

6.2. Closing Milestones And Dates:

The Parties agree on transfer of 75% of Shares of the Concessionaire Company SHALA ENERGY shpk to the Company 3 POWER ENERGY GROUP Inc., under following conditions:

6.2.1.	3 POWER ENERGY GROUP Inc agrees that, within 10 days from the submission of the complete required documentation, but no later than 15 June 2012 (Closing Date) shall complete the legal due diligence report on SHALA ENERGY shpk and the company partners according to their shares in this company.

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MASTER ACQUISITION AGREEMENT

6.2.2.	SHALA ENERGY Shpk Company shall provide 3 POWER ENERGY GROUP Inc with all the necessary documents in form and content satisfactory to 3 POWER ENERGY GROUP Inc within one week from the signing of this Agreement. Should the requested documentation be not made available, SHALA ENERGY Shpk will provide its best efforts to secure it. The required documentation shall be made available at the earliest convenience, no later than 5 June 2012.

6.2.3.	Upon satisfactory DD results, 3 POWER ENERGY GROUP Inc undertakes to pay the insurance company the first year premium of the Insurance bond as per the Insurance Bonds contract provided that the following documents are submitted to 3 POWER ENERGY GROUP Inc latest 10th June:

i.	SHALA ENERGY Shpk Company provides 3 POWER ENERGY GROUP Inc latest 10th June an updated letter from the Ministry of Economy, Trade and Energy of Republic of Albania accepting the replacement of the “Concession LG “.
ii.	An invoice from the Insurance company to SHALA ENERGY Shpk Company for the premium amount.

6.2.4.	SHALA ENERGY Shpk Company Undertakes to transfer to 3 POWER ENERGY GROUP Inc owner the “Acquisition Shares” pursuant to the terms of this agreement within maximum two working days from the Payment by 3 POWER ENERGY GROUP Inc ower of the first year premium for the Insurance Bond Premium issued in favor of the Contracting Authority (Ministry of Economy, Trade and Energy of Republic of Albania) in Replacement of the current existing Bank guarantee issued in favor of Contracting Authority(Ministry of Economy, Trade and Energy of Republic of Albania) for the Shala River Concession Agreement, in amount of 7,230,315.00(seven million and two hundred and thirty thousand and thirty hundred and fifteen) Euro,

Article 7

Share Transfer Payment Consideration

7.1.	The “Concession Predevelopment Work“ already performed by SHALA ENERGY shpk and the market value of the concession titel(Hereain after is referred to as Concession Value)are estimated to the amount of twelve million EUR (12,000,000 EUR).

7.2.	The SHALA ENERGY Shpk Company accepts to consider its „“Concession Predevelopment Work“ and the CONCESSION VALUE“ as in kind contribution in the company to the extent of ten million EUR (10,000,000 EUR) to be converted in 25% shares in the SHALA ENERGY Shpk and Concessionaire company.The outstanding value for two million EUR (2,000,000 EUR) will be paid to the present owner of Concessionaire Company as Success Fee upon connection to the grid of first HPP.

7.3.	SHALA ENERGY Shpk Company further undertakes in consideration of retaining 25% of the Company shares, obtaining of further permits and licenses for the project aconstruction and connection to the national Grid, and will make every effort to facilitate the implementation of the project.

7.4.	3 POWER ENERGY GROUP Inc ower Company undertakes to perform the following work at its own cost as an inkind contribution for 75% of SHALA ENERGY Shpk Company,

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MASTER ACQUISITION AGREEMENT

7.4.1.	The Company 3 POWER ENERGY GROUP Inc., undetake to complete the bankable feasibility study for the project, raise the capital required to cover the project equity and long term financing to cover the full Investment Cost for construction of Shala River hydro power plant cascade, including but not limited to civil works, equipments, project design, expropriation and commisioning, including all the payable taxes, pursuant to the Albanian legislation.

7.4.2.	3 POWER ENERGY GROUP Inc OWER undertakes to mobilise within 6 weeks from the “Closing Date“ its engineering team in Albania and rent offices for starting the operation.

7.4.3.	Payment of the Insurance Bond Premium Contracting Authority (Ministry of Economy, Trade and Energy of Republic of Albania) in Replacement of the Contract Security issued in favor of Contracting Authority(Ministry of Economy, Trade and Energy of Republic of Albania) for the Shala River Concession Agreement, in amount of 7,230,315.00(seven million and two hundred and thirty thousand and thirty hundred and fifteen) Euro,

7.5.	SHALA ENERGY Shpk Company registered shares 1000 as per the company registered incoporation documents. The ratio of share holding post acquisition completion will to be as follow:

a.	The 3 POWER ENERGY GROUP Inc., will hold 75% of shares of Concessionaire Company equal to 750 shares.

b.	The Interenergo Albania shpk will hold 25% of shares of Concessionaire Company equal to 250 shares.

The transfer of shares will realised by fulfilment of Precedent Conditions by each Party of this Agreement as per Article 6 and 7

Article 8

Company Management, Constitution, Articles of Incorporation and Memorandum of Association

8.1.	SHALA ENERGY Shpk company articles of Incorporation and memorandum of association documets are attached in Annex 4 of this agreement.

8.2.	SHALA ENERGY Shpk Company and 3 POWER ENERGY GROUP Inc. agree to accept the new Articles of incorporation and Memorandum of association attached in Annex 5 of this agreement as the only bylaws of the company regulating the shareholders relation and company management.

8.3.	The Company will be managed by 3 board of directors, two of the three board memebers are appointed by 3 POWER ENERGY GROUP Incower and one board member is appointed by SHALA ENERGY Shpk shareolders.

8.4.	The SHALA ENERGY Shpk company CEO and executive management will be appointed by 3 POWER ENERGY GROUP Incower.

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Article 9

Representations and Warranties of SHALA ENERGY shpk

9.1 Warranties

The SHALA ENERGY shpk represents and warrants to the benefit of 3 POWER ENERGY GROUP Inc.that the following representations and warranties (the "Warranties") are true and accurate as of the date hereof and will be true and accurate as at the Signing Date of this Agreement.

9.2 Right, Power, Authority and Actions

This Agreement constitutes a legal, valid and binding obligation of the SHALA ENERGY shpk in accordance with its terms. The SHALA ENERGY shpk has the authority, and capacity to execute and deliver this Agreement to perform its obligations hereunder.

9.3 Breaches

The execution, delivery and performance by the SHALA ENERGY shpk of this Agreement and the obligations hereunder will not conflict with any law, regulation, agreement, court order, contract or other restriction under which the SHALA ENERGY shpk is obligated and will not result in a breach of any provision of the charters of the Parties.

9.4 Transfer of the Shares

The SHALA ENERGY shpk is registered and sole owner of the Shares and is entitled to transfer them to any person or entity without any restriction.

The Shares are free of any Encumbrances.

All procedures necessary to execute the transfer of the Shares will duly performed by the SHALA ENERGY shpk in compliance with all applicable laws and regulations.

9.5 No Conflict and Absence of Negative Effect

The execution, delivery and performance of this Agreement will not:

(i)	result in the acceleration of payment, suspension, modification or re-negotiation of any of financing facilities;
(ii)	result in any early termination, suspension, modification or re-negotiation of any material agreement to which the SHALA ENERY shpk is a party;
(iii)	result in the modification, suspension, non-renewal, cancellation or revocation of the authorizations;
(iv)	result in the payment of any financial penalty;

9.6 Off-Balance Sheet Liabilities and Guarantees

No guarantee, pledge, sponsorship, comfort letter or similar commitments, and no off-balance sheet liabilities of any nature given or incurred by the SHALA ENERGY shpk is in effect and will be in effect on the Signing Date of this Framework Agreement.

9.7 Profit-Sharing Agreement

The SHALA ENERGY shpk is neither a party nor has agreed to be a party to any agreement giving any third party any right to share in whole or in part in the profits of the CompanySHALA ENERGY shpk.

9.8 Litigation

9.8.1	The SHALA ENERGY shpk is not engaged in any judicial, criminal, administrative or arbitral proceedings, as plaintiff or defendant, in which the risk of loss exceeds ALL 1.

9.8.2	In particular, the Company SHALA ENERGY shpk is not a party to, and has not been threatened with, any lawsuit brought by customers or third parties.

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9.8.3	Furthermore, there has been no court or administrative decision or order, and no time limit given by a professional organization or supervisory authority, imposing on the Company SHALA ENERGY shpk, an obligation which might in the future have unfavorable consequences on the normal course of their business.

9.9 Tax and Other Returns

9.9.1.	The SHALA ENERGY shpk has regularly and timely filed all required Taxes and social security returns; and

9.9.2.	The SHALA ENERGY shpk has paid or provided for all Taxes and social Security charges, including any interest, fines or penalties relating thereto. Said provisions are sufficient to pay all Taxes and/or social security charges which may become due after the date hereof with respect to any period prior to the Signing Date of this Framework Agreement.

Article 10

Representations and Warranties of the 3 Power Energy Group Inc.

The 3 Power Energy Group Inc. represents and warrants to the SHALA ENERGY shpk that the following representations and warranties are true and accurate as of the date hereof and will be true and accurate as at the Signing Date of this Framework Agreement:

(i)	the 3 POWER ENERGY GROUP Inc., is duly organized and validly existing and in good standing under the laws of the State of United States of America;

(ii)	this Agreement constitutes a legal, valid and binding obligation for the 3 POWER ENERGY GROUP Inc., enforceable against the 3 POWER ENERGY GROUP Inc., in accordance with its terms. The 3 POWER ENERGY GROUP Inc., has the authority and capacity to execute and deliver this Framework Agreement and to perform its obligations hereunder;

(iii)	the execution, delivery and performance of this Agreement by the 3 POWER ENERGY GROUP Inc., has been duly and validly authorized by all necessary corporate actions of the 3 POWER ENERGY GROUP Inc., in accordance with its governing documentation and does not and will not result in any breach or default under any arrangements, agreements or judgments to which the 3 POWER ENERGY GROUP Inc., is a party or by which the 3 POWER ENERGY GROUP Inc., is bound and the enforcement of which would adversely affect the 3 POWER ENERGY GROUP Inc's ability to perform the terms of the Framework Agreement;

(iv)	has financial and technical capacities for implementation of the project.

Article 11

Precedent Conditions for SHALA ENERGY shpk

The obligations of the SHALA ENERGY shpk, pursuant to this Framework Agreementare subject to, and conditional upon the following conditions having been fulfilled:

(i)	all Warranties shall be true and correct in all material respects as of Signing Date, with the same force and effect as if such Warranties had been made on the date of the execution of Share Transfer and full payment (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period);

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MASTER ACQUISITION AGREEMENT

(ii)	the SHALA ENERGY shpk shall have performed all obligations arising under this Framework Agreement;

(iii)	all required authorizations from the Albanian administrative authorities, as well as any other authorization or consent necessary under Albanian law to execute the transaction contemplated herein shall have been duly obtained without any unduly burdensome condition which the 3 POWER ENERGY GROUP Inc., would refuse to accept or, on the condition that the Albanian authorities have not opposed the transaction within legal time limits;

(iv)	the SHALA ENERGY shpk has adopted and issued the necessary resolutions, pursuant to the legislation in force to approve the transaction;

(v)	has realized share transfer of shareholders of the SHALA ENERGY shpk to only one company. The Share transfer has to be realized and certified by the National Registration Center of Albania.

Article 12

Precedent Conditions for 3 POWER ENERGY GROUP Inc.

The obligations of the 3 POWER ENERGY GROUP Inc, pursuant to this Agreement are subject to, and conditional upon the following conditions having been fulfilled:

(i)	All Warranties shall be true and correct in all material respects as of Signing Date, with the same force and effect as if such Warranties had been made on the date of the execution of Share Transfer and full payment (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period);

(ii)	Payment of the Insurance Bond Premium Contracting Authority (Ministry of Economy, Trade and Energy of Republic of Albania) in Replacement of the Contract Security issued in favor of Contracting Authority(Ministry of Economy, Trade and Energy of Republic of Albania) for the Shala River Concession Agreement, in amount of 7,230,315.00(seven million and two hundred and thirty thousand and thirty hundred and fifteen) Euro,

Article 13

The Shares Transfers

13.1.	The Parties undertakes to conclude the shares transfer latest on 15th June 2012.

13.2.	The Company SHALA ENERGY shpk, undertakes to submit to the 3 POWER ENERGY GROUP Inc., latest on 5th June all documents and information necesary for 3 POWER ENERGY GROUP Inc., to conclude terms of STA.

13.3.	If SHALA ENERGY shpk fails to submit documents and information, the 3 POWER ENERGY GROUP Inc., has the right to terminate this Agreement without any obligation or penallty.

13.4.	If the 3 POWER ENERGY GROUP Inc., fails to conclude this agreement terms and/or withdraw form this Agreement pursuant to, 3 POWER ENERGY GROUP Incower undertakes to return to the SHALA ENERGY shpk, all submited documents and information.

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Article 14

Miscellaneous provisions

14.1 Confidentiality

14.1.1.	14.1.1 No Party shall, without the prior written consent of the other Parties, disclose to any person, or make a public announcement of any information concerning any provision of this Framework Agreement and/or the contemplated transaction.

14.1.2.	When any of the Parties reasonably determines that a disclosure or announcement of the type mentioned above is required by the law or regulations or by any other authority to which a Party is subject, the disclosure or the announcement shall, to the extent permitted by the law and provided that it is reasonably feasible, be made after consultation with the other Parties.

14.2 Entire Agreement and Amendments

14.2.1.	The Agreement constitutes the entire agreement and supersedes any previous agreement between the Parties relating to the subject matter of this Framework Agreement.

14.2.2.	Any amendment to this Agreement is valid only if it is in writing and signed by or on behalf of each Party and specifically refers to this Agreement.

14.3 Costs

14.3.1.	14.3.1 Each Party shall bear its costs incurred in connection with the negotiation, entering into and conclusion of legally binding documentation for the sale and purchase.

14.3.2.	Any transfer or stamp duties that may become due as a result of the signing of this Agreement and the transfer of the Shares shall be borne by the SHALA ENERGY shpk.

14.4 Severability

If at any time any provision of this Agreement is or becomes invalid or unenforceable, then such provision will be deemed to be severed from this Framework Agreement and if possible replaced by a lawful provision which carries out, as closely as possible, the intention of the Parties under this Framework Agreement and where permissible that shall not affect or impair the validity or enforceability of any other provisions of this Agreement.

14.5 Rights and Other Matters

14.5.1.	The rights, powers, privileges and remedies provided in this Framework Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

14.5.2.	No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Framework Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

14.5.3.	No single or partial exercise of any right, power, privilege or remedy under this Framework Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

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14.5.4.	The Parties agree that this Agreement does not provide for the exclusion of any of the Parties from any work the Parties could be assigned as contractors, in the course of the execution of the Projects, according to the Final Financing Structure terms and conditions and the concession agreement.

14.6 Language

This Agreement has been drawn up in the English language in four copies and then translated into Albanian. The Parties will execute counterparts in Albanian but in case of any discrepancies the English text language shall prevail.

Article 15

Notices

Except as otherwise agreed, all notices and communications addressed to any Party shall be made in writing in the English language and will be either: (i) delivered personally, or (ii) sent by registered mail, (iii) sent by telecopy confirmed by registered mail or (iii) sent by courier, to the addresses specified herein or to another address indicated in writing:

(i)	For the 3 POWER ENERGY GROUP Inc.:

In attention to:              Mr.       : Mr.Sharif Rahman,P.O.Box 50006,Dubai,UAE

E-mail  : s.rahman@3powerenergy.com

Tel:      : 00971506242475

ii)	For the SHALA ENERGY shpk:

In attention to:              Mr.        :Mr. Ekrem Lluka

E-mail   :elluka@dukagjinigroup.com

Tel:       :+38649500948

Notices will be considered received by the addressed Party: (i) on the day of delivery, if delivered personally or by courier, or (ii)  on the date when the receipt confirmation is signed, for registered mail transmission or (iii) on the date of reception of the telecopy (transmission report shall be sufficient evidence of delivery), for telecopy confirmed by registered mail.

Article 16

Governing Law and Disputes

16.1 Governing Law

This Agreement is governed by, and shall be construed in accordance with the Albanian Law.

16.2 Disputes

The parties to this Agreement have endeavoured to settle amicably any question, dispute or controversy between them relating to the existence, interpretation and performance of this Framework Agreement or in connection with this Agreement. To this end, at the initiative of either party, the other party has met promptly with the initiating party to discuss the question, dispute or controversy and if requested by the initiating party in writing has replied in writing to any written submission made by the initiating party concerning the question, dispute or controversy. If any further question, dispute or controversy or any claim relating hereto cannot be amicably settled as provided for in this article, the parties shall refer the dispute to the Competent Courts.

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Article 17

Force Majeure

17.1.	The failure of a Party to fulfil any of its obligations under this Agreement has not been considered to be a breach of, or a non-fulfilment of this Agreement, if such failure has arisen from an event of Force Majeure, provided that the Party affected by such an event (a) has taken all reasonable precautions, due care and reasonable alternative measures in order to carry out the provisions and terms of this Agreement, and (b) has informed the other Party as soon as possible about the occurrence of such an event.

17.2.	Any period, within which a Party has completed any action or task pursuant to this Agreement, was extended for a period equal to the time during which such a Party have been unable to perform such an action as a result of Force Majeure.

Article 18

Entering into force

This Agreement enters into force at Signing Date.

Signed today, on 06thJune 2012

For and on behalf of3 POWER ENERGY GROUP Inc.

Signed by,

Mr. Sharif Rahman
CFO
3POWERENERGY

For and on behalf of SHALA ENERGY shpk
Signed by,

Mr. Ekrem LLUKA
Administrator

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 Annex 1

REPUBLIC OF ALBANIA

NOTARIES CHAMBER OF TIRANA

No._________Rep.

No._________Kol.

POWER

POWER OF ATTORNEY

In Tirana, this __________2012, in front of me Notary Public ______________________, appeard personaly 1.Mr.Anton Papez,____________, Slovanian citizen ______________, _________________________________and 2.Mr. _______________________________, Kosovo citizen, holder of passport no.K00242121, resident at the address: Rruga Fehmi Agani, nr.16, Peja Kosovo, both administrators of the company “SHALA ENERGY” shpk, a limited liability company registered in National Registration Center (NRC), dated 18.09.2009, with business no.(NIPT) K92118003C, with legal seat at the address: Blv.Deshmoret e Kombit, Twin Tower II, Kati 11, Tirana, Albania, on whose identity I become aware of the passports, presented to me, both majors and with full capacity to understand and act, who pursuant to the resolution of shareholders of the company date __________2012, declared the following:

We the undersigned, in our quality of administrators of the Company, pursuant to the resolution of shareholders meeting of the Company dated __________2012 and based on our powers deriving from our office and the said resolution, hereby constitute and appoint

Mr. Ekrem Luka, Kosovo citizen, holder of passport no.K00242121, resident at the address: Rruga Fehmi Agani, nr.16, Peja Kosovo as the representative of the Company and authorize him to sign on behalf of the shareholders of the company SHALA ENERGY shpk the “Acquisition Shares” to transfer the Title of the 75% of the company shares to 3 POWER ENERGY GROUP Inc. as well as any document , deed or act to be adopted by the Acquisition Shares and necessary to rendering effective the signature and entry into force this agreement. The administrator of SHALA ENERGY shpk may authorize and delegate to any third part as they deem appropriate the above powers.

I the undersigned Notary Public do hereby certify that Mr._________ and Mr.____________ acting on behalf of Interenergo Albania, Mr.____________, acting on behalf of POTEZA SKUPINA dd, Mr.______________________ acting on behalf of SGP POMGRAD d.d whose name are signed to the foregoing instrument, acknowledged before me on this day that, being informed of the contents of said instrument, executed the same voluntarily on the day the same bears date and I Notary certify it according to the law in force.

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DECLARANTS

Notary Public

Annex 2

Guarantee Bond

Guaranty	No. _____________

Ref. No.	______________

Beneficary:	The Ministry of Economy, Trade and Energy of the Republic of Albania, METE
Blvd. Deshmoret e Kombit nr.1001, Tirane, Albania

Tittle of contract: A contract dated the 2nd day of June, 2009 between the Ministry of Economy, Trade and Energy of the Republic of Albania, and the Contractor in the form known as a Concession Agreement “BOT” (Build, Operate, Transfer) for the Construction of works comprising the Design, Financing, Construction, Ownership, Operation, Maintenance and Transfer of a Hydro-power Plant Cascade on Shala River, Republic of Albania, (for the original contract sum of EUR 144,606,305).

The Bond Amount: EUR 7,230,315. The sum of Euros Seven Million Two Hundred and Thirty Thousand Three Hundred and Fifteen

The Guarantee Bond is made as a deed between the following parties:

The Contractor:	The Temporary Union of Companies; “Interenergo Albania” sh.p.k,
“Potenza Skupina” dd and “SGP Pomgrad d.d.”

The Guarantor:

1.	Eurosig Sha., an Albanian Insurance Company, address Rr. Papa Gjon Pali II, Vila Nr.5, Tirana Albania, represented by Mr. Muharrem BARDHOCI in quality of General Director, and
2.	Reinsured by American Assurance Underwriters Group, AAUG Insurance Company, LTD. UK

WHEREAS

The Temporary Union of Companies; “INTERENERGO”, Composed by the companies “Potenza Skupina” dd and “SGP Pomgrad d.d, by a contract dated the 2nd June, 2009 between the Ministry of Economy, Trade and Energy of the Republic of Albania, and the Contractor in the form known as a Concession Agreement “BOT” (Build, Operate, Transfer) for the Construction of works comprising the Design, Financing, Construction, Ownership, Operation, Maintenance and Transfer of a Hydro-power Plant Cascade on Shala River, Shkoder Region, Republic of Albania, (for the original contract sum of EUR 144,606,305), the Contractor has agreed with the METE to execute works upon to the terms and conditions therein set out, NR.2335/18 Prot, date 16 February 2009.

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Eurosig Sha., Albanian Insurance Company, has agreed to issue this Guarantee, at the request of the Contractor to guarantee the performance of the obligations of the Contractor under the Contract upon the terms and conditions of this Guarantee Bond subject to the limitation set out in clause 2.

NOW THIS DEED WITNESSES as follows:

1. The Eurosig Sha guarantees to the METE that in the event of a breach of the Contract by the Contractor, the Guarantor shall subject to the provisions of this Guarantee Bond satisfy and discharge the damages sustained by the Employer as established and ascertained pursuant to and in accordance with the provisions of or by reference to the Contract and taking into account all sums due or to become due to the Contractor.

2. The maximum aggregate liability of the Guarantor and the Contractor under this Guarantee Bond shall not exceed the sum EUR 7,230,315 (Euro seven million two hundred and thirty thousand three hundred and fifteen) but subject to such limitation and to clause 4 the liability of the Guarantor shall be co-extensive with the liability of the Contractor under the Contract.

3. The Guarantor shall not be discharged or released by any alteration of any of the terms, conditions and provisions of the Contract or in the extent or nature of the Works and no allowance of time by the Employer under or in respect of the Contract or the Works shall in any way release, reduce or affect the liability of the Guarantor under this Guarantee Bond.

4. Whether or not this Guarantee Bond shall be returned to the Guarantor the obligations of the Guarantor under this Guarantee Bond shall be released and discharged absolutely upon expiry date, save in respect of any breach of the Contract which has occurred and in respect of which a claim in writing containing particulars of such breach has been made upon the Guarantor before Expiry.

5. The Contractor having requested the execution of this Guarantee Bond by the Guarantor undertakes to the Guarantor (without limitation of any other rights and remedies of the Employer or the Guarantor against the Contractor) to perform and discharge the obligations on its part set out in the Contract.

6. This Guarantee Bond and the benefits thereof shall not be assigned without the prior written consent of the Guarantor and the Contractor.

7. The parties to this Guarantee Bond do not intend that any of its terms will be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise, by any person not a party to it.

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8. This Guarantee Bond shall be governed by and construed in accordance with the laws of The Republic of Albania and only the courts of the Republic of Albania shall have jurisdiction hereunder.

Expiry: The issuance of the Certificate of Practical Completion which shall be conclusive for the purposes of this Guarantee Bond.

IN WITNESS whereof the Contractor and the Guarantor have executed and delivered this Guarantee Bond as a Deed this ________________ 2012

EXECUTED AND DELIVERED as a deed by

CONTRACTOR

_________________________________________

Name ______________________________

Position _____________________________

EXECUTED AND DELIVERED as a deed by

GUARANTOR

EUROSIG SHA

MUHARREM BARDHOCI

GENERAL MANAGER

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Annex 3

LICENSE / STATE AUTHORIZATIONS / CERTIFICATIONS

A. Copy of the concession permit and possible amendments there to and all licenses, permits, authorizations, other similar concessions, which are listed below in analytical order but not exhaustive:

- The concession contract and the relevant decision of approbation.

- Possible arrangements with METE about determining the conditions for fulfilling the obligations under the concession contract.

- Permits, for water use, issued by the Water Basin Commission.

- Approval of the executive project by METE (Ministry of Economy, Trade and Energy) and / or AKBN (National Agency of Natural Resources).

- Construction permits issued by the competent urban planning office (KRRT) CRT (Council of Territory Adjustment) or KRRTRSH (Council of Regulation of Territory of the Albania Republic).

- Other types of permits or authorizations as Cultural Monuments, Forestry Authority, Institute of Terrains, Fireman.

- Act of approval of the TSO (Transmission System Operator) and / or DSO (Distribution System Operator) to the point and way of connecting with the national energy transmission network or distribution.

- Licenses or Regulatory Authority Electricity Sector (ERE) decisions;

    o The license for the construction, installation and operation of power plants and electricity production and / or others.

o Decisions to approve the price of electricity.

o Contract of sale of electric power utility KESH (wholesale public supplier).

B. Documentation of usage of forest fund and territories in State ownership (where necessary).

- Copies of the submission of requests to the authorities for obtaining permits and / or authorizations.
- Copies of the control acts and / or demands or claims by the authorities to remedy the infringement or violation of laws and / or regulations.
- Copies of information sent to METE about the progress of the contract Concession.
- Restrictions related to the concession (e.g. restrictions regarding the association of water users for irrigation, local authorities etc.).

C. Copies of any eventual notification to finding a violation, revocation, cancellation, denial or renewal of absence of one of the permits, licenses or concessionary permit issued by a governmental authority, administrative agency or supervisory authority

D. Copy of any contract that implements concessionary permit, authorizations, permits.

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Annex 4

Corporate due diligence documents:

1.	Statute, act of establishment, capital of the company, decisions of the partners of the company registered with the [National business Registration Centre] NRC, extract of the company’s history to date, NUIS [Unique Business Registration Number] aka NIPT, etc;

2.	Agreements between the partners and the company. Information on special investigations by the General Assembly and the partners on the activity of the company;

3.	Organizational and legal structure of the company and internal regulation for its functioning; work relations, collective and individual work contracts;

4.	Documentation proving that “Shala Energy” shpk does not have outstanding payments for the taxation, customs, social and health insurance authorities;

5.	Description of latest controls by the contracting authority (METE) or other relevant government agencies on potential problems and relevant actions taken by the company to tackle identified problems;

6.	List of court cases, decisions, instance, and calculation of provisions;

7.	List of banks where the company has its accounts and loan contracts, when applicable;

8.	Description of conflicts with suppliers or entrepreneurs and measures taken by the company to resolve them, as well as the legal action pursued by the company;

9.	Copies of any order, any court order, any decree or any other measure taken by a governmental authority, administrative agency or supervisory authority over the last two years.

10.	Pledge contracts on immovable property when applicable registered in the Register of Securing Charges;

11.	Documentation proving that “Shala Energy” shpk does not have outstanding payments for the taxation, customs, social and health insurance authorities;

The execution, delivery and performance of this Agreement will not:

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(i)	result in the acceleration of payment, suspension, modification or re-negotiation of any of financing facilities;
(ii)	result in any early termination, suspension, modification or re-negotiation of any material agreement to which the SHALA ENERY shpk is a party;
(iii)	result in the modification, suspension, non-renewal, cancellation or revocation of the authorizations;
(iv)	result in the payment of any financial penalty;

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